Exhibit 99.1

Press Release

Encore Capital Group Settles Legal Dispute

SAN DIEGO, September 8, 2009 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today announced that it has settled a pending legal dispute with Jefferson Capital Systems, LLC and its parent, CompuCredit Corporation.

Under the terms of the settlement, all of the parties’ obligations relating to the purchase and delivery of accounts under the Asset Purchase and Forward Flow Agreement dated June 2, 2005, as amended, as well as the related Balance Transfer Agreement dated the same date were satisfied through Encore’s purchase of a large portfolio of charged-off credit card accounts on commercially reasonable terms and the resumption of the balance transfer program with Jefferson Capital.

Encore’s CEO J. Brandon Black stated: “We are pleased that we have resolved this in a way that allows the two companies to work together again. We are looking forward to putting the arbitration behind us and focusing all of our efforts on the continued expansion of our business.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding resolution of the pending dispute, future relationship with Jefferson Capital, and the Company’s future business expansion. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

SOURCE Encore Capital Group, Inc.